UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2022 (October 27, 2022)

Univar Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3075 Highland Parkway, Suite 200

Downers Grove, IL 60515

(Address of principal executive offices, including zip code)

(331) 777-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.01 par value)	UNVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2022, Univar Solutions Inc. (“Univar”) and certain of its U.S., Canadian and European subsidiaries entered into a Second Amended and Restated ABL Credit Agreement pursuant to which Bank of America, N.A. and the other lenders party thereto agreed to provide for a five year senior secured ABL credit facility in an aggregate principal amount of $1.6 billion and a five year senior secured term loan facility in an aggregate principal amount of $200 million (collectively, the “New Senior ABL Facility”). The New Senior ABL Facility amends and restates in full the amended and restated ABL facility entered into by Univar on February 28, 2019. The maximum amount available to be borrowed under the New Senior ABL Facility will be determined by a borrowing base consisting of eligible inventory, eligible accounts receivable and cash of Univar and certain of its subsidiaries.

The New Senior ABL Facility is secured by (i) a first priority lien on the loan parties’ accounts receivable, inventory and cash and (ii) a second priority lien on (A) substantially all other assets of the U.S. loan parties and (B) other assets of certain European loan parties in each case subject to various limitations and exceptions.

The interest rates applicable to the loans under the New Senior ABL Facility will be based on, at the borrower’s option, (i) with respect to the initial term loan facility under the New Senior ABL Facility, a fluctuating rate of interest determined by reference to either a base rate plus an applicable margin of 0.75% or a term SOFR rate plus an applicable margin of 1.75%, in each case with one 0.25% step down based on achievement of a specific leverage level and (ii) with respect to the U.S., Canadian and European revolving loans under the New Senior ABL Facility, a fluctuating rate of interest determined by reference to a base rate plus an applicable margin of 0.125%, 0.25% or 0.375% or a term SOFR rate plus an applicable margin of 1.125%, 1.25% or 1.375%, with the margin in each case based on average combined testing availability. The applicable margin will be adjusted after the completion of each full fiscal quarter based upon the pricing grid in the New Senior ABL Facility. The New Senior ABL Facility contains a number of customary affirmative and negative covenants and events of default.

The foregoing summary of the New Senior ABL Facility does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Second Amended and Restated ABL Credit Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On October 27, 2022, in connection with the entry into the New Senior ABL Facility, Univar terminated its existing European ABL Credit Agreement, initially dated as of March 24, 2014 and as amended and restated to date, by and among Univar, certain of Univar’s subsidiaries, JPMorgan Chase Bank, N.A. and certain other parties thereto, and the €200 million Euro ABL Facility thereunder.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated ABL Credit Agreement, dated as of October 27, 2022, by and among Univar Solutions Inc. and certain of its subsidiaries, the several banks and financial institutions from time to time party thereto and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2022

UNIVAR SOLUTIONS INC.

	By:	/s/ Noelle J. Perkins
	Name:	Noelle J. Perkins
	Title:	Senior Vice President, General Counsel and Secretary

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